      As filed with the Securities and Exchange Commission on June 6, 2003

                                                     Registration No. 333- _____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ARRIS GROUP, INC.
               (Exact name of issuer as specified in its charter)

           DELAWARE                                            58-2588724
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                             11450 TECHNOLOGY CIRCLE
                              DULUTH, GEORGIA 30097
               (Address of principal executive offices) (Zip Code)

                 ARRIS GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                              LAWRENCE A. MARGOLIS
                                ARRIS GROUP, INC.
                             11450 TECHNOLOGY CIRCLE
                              DULUTH, GEORGIA 30097
                                 (678) 473-2000
 (Name, address and telephone number, including area code, of agent for service)

  The Commission is requested to mail signed copies of all orders, notices and communications to:

                           W. BRINKLEY DICKERSON, JR.
                              TROUTMAN SANDERS LLP
                        600 PEACHTREE STREET, SUITE 5200
                             ATLANTA, GEORGIA 30308
                                 (404) 885-3000

-----------------------------------------------------------------------------------------------------------------------------------
                                                   CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                          Proposed
    Title of each class of                Amount to be         Proposed maximum             maximum                   Amount of
    securities to be registered          registered(1)  offering price per share(2)   aggregate offering price(2)  registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01(3)      1,000,000 shares      $5.23                           $5,230,000.00               $424

-----------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933 (the "Securities Act"), includes an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457 (h)(1) on the average of the high and low sales prices of $5.38 and $5.07 per share for ARRIS Group, Inc. common stock ("Common Stock") (ticker symbol "ARRS") on the Nasdaq National Market System on June 3, 2003.

(3) Includes Preferred Stock Purchase Rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock.
================================================================================

                                EXPLANATORY NOTE

         ARRIS Group, Inc. (the "Company") is filing this registration statement on Form S-8 to register 1,000,000 additional shares of Company common stock authorized for issuance under the Employee Stock Purchase Plan (the "Plan"). The authorization of issuance of such additional shares was approved by the Company stockholders at the annual meeting on May 22, 2003. The Plan is an amendment and restatement of the Employee Stock Purchase Plan of Broadband Parent Corporation (the Company's predecessor), with respect to which the Company filed, on August 20, 2001, a registration statement on Form S-8 (registration statement number 333-67936) with the Securities and Exchange Commission (the "Commission"). The total number of shares of Company common stock issuable under the Plan is 1,800,000, which includes the 1,000,000 shares of Company common stock registered on this registration statement and the 800,000 shares of Company common stock that were registered on the prior registration statement.

          PART I-- INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents constituting Part I of this registration statement have been or will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference into this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

         Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The registrant also will provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act. Requests for the above-mentioned information should be directed to Vice President of Human Resources, ARRIS Group, Inc., 11450 Technology Circle, Duluth, Georgia 30097, telephone number (678) 473-2000.

          PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                Incorporation of Documents by Reference.
                       ---------------------------------------

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference into this registration statement as of their respective dates of filing:

         (a) The Company's Annual Report on Form 10-K for the period ending December 31, 2002, filed March 27, 2003;

         (b) The Company's Quarterly Report on Form 10-Q for the period ending March 31, 2003, filed May 14, 2003;

         (c)      The Company's Current Report on Form 8-K, filed April 24,
                  2003;

         (d)      The Company's Current Report on Form 8-K, filed April 1, 2003;

         (e) The description of the Company's Common Stock, par value $0.01, contained in the Company's Registration Statement on Form 8-A, as filed on August 3, 2001, as amended by the Company's Registration Statement on Form 8-A/A as filed on August 7, 2001, including any amendments or reports filed for the purpose of updating such descriptions; and

         (f) The description of the Company's preferred stock purchase rights contained in the Company's Registration Statement on Form 8-A/A, as filed on October 3, 2002, including any amendments or reports filed for the purpose of updating such description.

         All documents filed subsequent to the date of this registration statement by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters any securities then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

         The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended (the "GCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in any action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.

         Reference is also made to Section 102(b)(7) of the GCL, which permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL (having to do with unlawful payment of dividends or unlawful stock purchase redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

         The certificate of incorporation of the Company provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the GCL and the by-laws of the Company provide that the Company shall indemnify its directors and officers to the full extent permitted by Section 145 of the GCL.

                  The Company has directors and officers liability insurance that insures the directors and officers of the Company against certain liabilities.


Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

         (A) The following exhibits are filed as part of this Registration
Statement:

         Exhibit
         Number

         4.1 ARRIS Group, Inc. Employee Stock Purchase Plan, as amended, incorporated by reference to Appendix A of ARRIS Group, Inc.'s Definitive Proxy Statement filed with the Commission on April 22, 2003.

         5.1     Opinion of Troutman Sanders LLP.

         23.1    Consent of Ernst & Young LLP, independent auditors.

         23.2 Consent of Troutman Sanders LLP, included in the opinion filed as Exhibit 5.1 hereto

         24.1 Power of Attorney (included in the signature page of this Registration Statement).

Item 9.                    Undertakings.

         (a) Rule 415 offerings. The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
                           Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings incorporating subsequent Exchange Act documents by reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, Georgia, on this 6th day of June, 2003.

                         ARRIS GROUP, INC.

                         By:  /s/ Robert J. Stanzione
                            ----------------------------------------
                            Robert J. Stanzione
                            President, Chief Executive Officer and Chairman of the Board


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Stanzione, Lawrence A. Margolis and David B. Potts, and each of them, such person's true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including any post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this registration statement, as amended, has been signed by the following persons in the capacities indicated below on this 6th day of June, 2003.

        Signature                                  Title


/s/ Robert J. Stanzione           President, Chief Executive Officer
-------------------------------   (Principal Executive Officer) and Chairman
Robert J. Stanzione               of the Board

/s/ Lawrence A. Margolis          Executive Vice President and Chief Financial
-------------------------------   Officer (Principal Financial and Accounting
Lawrence A. Margolis              Officer)

/s/ Alex B. Best                  Director
-------------------------------
Alex B. Best

/s/ Harry L. Bosco                Director
-------------------------------
Harry L. Bosco

/s/ John Anderson Craig           Director
-------------------------------
John (Ian) Anderson Craig

/s/ Randy K. Dodd                 Director
-------------------------------
Randy K. Dodd

/s/ Matthew B. Kearney            Director
-------------------------------
Matthew B. Kearney

/s/ William H. Lambert            Director
-------------------------------
William H. Lambert

/s/ John R. Petty                 Director
-------------------------------
John R. Petty

                                  Director
-------------------------------
Larry Romrell

                                  EXHIBIT INDEX

Exhibit
Number
-------

 4.1 ARRIS Group, Inc. Employee Stock Purchase Plan, as amended, incorporated by reference to Appendix A of ARRIS Group, Inc.'s Definitive Proxy Statement filed with the Commission on April 22, 2003.

 5.1     Opinion of Troutman Sanders LLP

23.1     Consent of Ernst & Young LLP, independent auditors.

23.2     Consent of Troutman Sanders LLP, included in the opinion filed as
         Exhibit 5.1 hereto

24.1 Power of Attorney (included in the signature page of this Registration Statement).